EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement pertaining to the Gray Communications Systems, Inc. Non-Employee Directors Stock Option Plan of our report, dated January 27, 1997 (except for Pending Acquisitions of Note C, as to which the date is February 13, 1997), with respect to the consolidated financial statements of Gray Communications Systems, Inc. (the "Company") included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

                                                      ERNST & YOUNG LLP

Atlanta, Georgia
December 12, 1997